Exhibit 99.1

Universal Technical Institute Reports Fiscal Year 2023 Third Quarter Results

Raised and adjusted fiscal 2023 financial guidance, including revenue guidance tightened to a range of $602 million to $605 million and adjusted EBITDA guidance raised to a range of $62 million to $64 million.

PHOENIX, ARIZ. - August 8, 2023 - Universal Technical Institute, Inc. (NYSE: UTI), a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, reported financial results for the fiscal 2023 third quarter ended June 30, 2023. Universal Technical Institute, Inc. operates in two reportable segments, Universal Technical Institute (UTI) and Concorde Career Colleges (Concorde), and together with its segments and subsidiaries is referred to as the “Company,” “we,” “us” or “our.”

•Revenue was $153.3 million with UTI contributing $100.9 million and Concorde contributing $52.4 million.
•Net loss of $0.5 million, adjusted net income* of $2.0 million, and adjusted EBITDA* of $11.4 million.
•Total new student starts of 5,300 with UTI increasing 5.3% versus the prior year period and 1,967 contributed by Concorde.
•The Company is raising its adjusted EBITDA*, adjusted net income* and adjusted free cash flow* guidance, and tightening its revenue guidance range.
•The Company’s current year results include Concorde for the seven months ended June 30, 2023, reflecting the December 1, 2022 closing date of the acquisition. Total company year-over-year comparisons are shown on an “as-reported basis,” consistent with the Company’s previously provided fiscal 2023 guidance.

“We continued to execute on our growth and diversification initiatives in the third quarter, performing above our expectations for both revenue and profitability,” said Jerome Grant, CEO of Universal Technical Institute. “We drove strong Concorde student start performance through the quarter and into July. Within the UTI division, we achieved our first quarter of same-store start growth since the third quarter of 2022, a milestone that reflects improving start trends among both local and relocating students. UTI has also launched the first tranche of new programs out of the fourteen planned launches during the fiscal year.”

“Both the Concorde and UTI divisions are continuing to execute on their respective growth drivers for the year. We are planning to launch six new Concorde programs into 2024, with the first programs expected to launch as early as September 2023, and maintain progress with integration. For UTI, we will continue to launch the planned new programs, as well as accelerate enrollment growth across the national campus footprint. As we enter the fourth quarter, we believe we are strongly positioned to execute on our strategic roadmap.”

Financial Results for the Three-Month Period Ended June 30, 2023 Compared to 2022

•Revenues increased 51.8% to $153.3 million compared to $101.0 million primarily due to the $52.4 million addition for the Concorde acquisition.
•Operating expenses rose by 54.1% to $152.6 million, compared to $99.0 million primarily due to the Concorde acquisition.
•Operating income was $0.7 million compared to $2.0 million.
•Net loss was $0.5 million compared to net income of $0.8 million. Adjusted net income* was $2.0 million compared to $5.7 million.
•Basic and diluted loss per share were $(0.05) compared to $(0.01).
•Adjusted EBITDA* was $11.4 million compared to $12.0 million.

UTI
•UTI had revenues of $100.9 million, a 0.1% decrease from the prior year quarter revenues of $101.0 million.
•Operating expenses for UTI were $92.7 million, compared to $89.6 million. The increase was primarily due to expenses incurred during the current year for the pending new program launches planned for the fourth quarter of fiscal 2023, and the new campuses and programs launched in the prior year.
•Adjusted EBITDA* was $15.6 million compared to $20.6 million.
•New student starts increased from prior year by 5.3%, while average undergraduate full-time active students decreased 4.0%.

Concorde
•Revenues of $52.4 million.
•Operating expenses were $50.5 million.
•Adjusted EBITDA* was $4.0 million.
•New student starts of 1,967 and 7,050 average undergraduate full-time active students.

*See “Use of Non-GAAP Financial Information” below.

“Our third quarter results reflect the benefits of Concorde’s second full quarter of contribution and solid start performance in both the UTI and Concorde segments,” said Troy Anderson, CFO of Universal Technical Institute. “With our current visibility and the strength of our performance year-to-date, we are tightening our annual revenue guidance and raising our adjusted EBITDA, adjusted net income and adjusted free cash flow guidance for this fiscal year. In conjunction, we are reiterating our previously stated expectations for total new student starts for fiscal year 2023, and we remain confident with our projections of reaching over $700 million in revenue and approaching $100 million in adjusted EBITDA for fiscal year 2024. Across the organization, we are working hard to ensure we continue executing and building momentum, while also facilitating and maintaining our strong student outcomes in the high demand industry segments we serve.”

Balance Sheet and Liquidity

At June 30, 2023, the Company’s total available cash liquidity was $110.5 million, with an additional $8.2 million available from its revolving credit facility. Capital expenditures (“capex”) for the quarter and year total $10.2 million and $22.7 million, respectively, excluding the $26.2 million paid for the purchase of the three primary buildings and associated land at the Orlando, FL campus in March 2023. The primary drivers of capex for the year being the completion of the UTI Austin and Miramar campus buildouts, as well as UTI and Concorde program expansions.

Financial Results for the Nine-Month Period Ended June 30, 2023 Compared to 2022

•Revenues increased 41.9% to $437.1 million compared to $308.1 million primarily due to the $123.1 million addition for the Concorde acquisition.
•Operating expenses rose by 47.3% to $426.1 million, compared to $289.2 million. The acquisition of Concorde contributed $115.7 million. The remainder of the increase was primarily driven by the incremental cost of delivery associated with UTI new campus and program rollouts in the prior year, and both one-time and ongoing investments in support of our growth and diversification strategy.
•Operating income was $11.1 million compared to $18.9 million.
•Net income was $5.6 million compared to $23.0 million. Adjusted net income* was $13.7 million compared to $27.3 million.
•Basic earnings per share was $0.03 compared to $0.36 and diluted earnings per share was $0.03 compared to $0.35.
•Adjusted EBITDA* was $45.1 million compared to $45.2 million.

•Adjusted free cash flow* used cash of $1.6 million compared to $3.0 million.

UTI
•UTI had revenues of $314.0 million, a 1.9% increase from the prior year revenues of $308.1 million driven primarily by the new campuses and programs launched in the prior year and overall higher revenue per student, partially offset by lower average undergraduate full-time active students.
•Operating expenses for UTI were $276.2 million, compared to $258.0 million. The increase was primarily due to higher compensation related and other expenses incurred during the current year for the pending new program launches planned for the fourth quarter of fiscal 2023, and the new campuses and programs launched in the prior year.
•Adjusted EBITDA* was $59.6 million compared to $70.8 million.
•New student starts increased 3.7% compared to the prior year, while average undergraduate full-time active students decreased 2.8%.

Concorde (for the seven-month period beginning December 2022 and ended June 2023)
•Revenues of $123.1 million.
•Operating expenses were $115.7 million.
•Adjusted EBITDA* was $12.3 million.
•New student starts of 4,540 and 7,536 average undergraduate full-time active students.

*See “Use of Non-GAAP Financial Information” below.

Student Metrics

	Three Months Ended June 30, 2023			Three Months Ended June 30, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	3,333	1,967	5,300	3,166	—	3,166
Average undergraduate full-time active students	11,544	7,050	18,594	12,025	—	12,025
End of period undergraduate full-time active students	11,908	6,581	18,489	12,077	—	12,077

	Nine Months Ended June 30, 2023			Nine Months Ended June 30, 2022
	UTI	Concorde	Total	UTI	Concorde	Total
Total new student starts	7,681	4,540	12,221	7,409	—	7,409
Average undergraduate full-time active students	12,524	7,536	20,060	12,881	—	12,881
End of period undergraduate full-time active students	11,908	6,581	18,489	12,077	—	12,077

For the Company’s most recent investor presentation and quarterly financial supplement, please see its investor relations website at https://investor.uti.edu.

Updated Fiscal 2023 Financial Outlook

Updated
FY 2023
($ in millions)		Guidance(2)
New student start growth	No change	22,000 - 23,500
Revenue	Narrowed range and raised midpoint	$602.0 - $605.0
Adjusted net income(1)	Raised range and midpoint	$17.0 - $20.0
Adjusted EBITDA(1)	Raised range and midpoint	$62.0 - $64.0
Adjusted free cash flow(1)(3)	Raised range and midpoint	$44.0 - $46.0

(1)     See the "Use of Non-GAAP Financial Information" below. For a detailed reconciliation of the non-GAAP measures, see the tables following the earnings release.
(2)     Fiscal 2023 reflects UTI estimated results for the full year and Concorde estimated results beginning December 1, 2022. Any growth rates shown are calculated on an "as reported" basis.
(3)     Fiscal 2023 assumes $58.0 million to $60.0 million of total capex, including the purchase of the three buildings and land at the Orlando, FL campus, incremental investments for the Austin and Miramar campuses, program expansions, and a consistent level of annual capital maintenance.

Conference Call

Management will hold a conference call to discuss the financial results for the fiscal 2023 third quarter ended June 30, 2023, on Tuesday, August 8, 2023, at 4:30 p.m. ET.

To participate in the live call, investors are invited to dial (844) 881-0138 (domestic) or (412) 317-6790 (international). A live webcast of the call will be available via the Universal Technical Institute, Inc. investor relations website at https://investor.uti.edu. Please go to the website at least 10 minutes early to register, download and install any necessary audio software. The conference call webcast will be archived for fourteen days at https://investor.uti.edu. Alternatively, the telephone replay can be accessed through August 22, 2023, by dialing (877) 344-7529 (domestic) or (412) 317-0088 (international) and entering passcode 6476290.

Use of Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with U.S. generally accepted accounting principles ("GAAP"), the Company also discloses certain non-GAAP financial information in this press release and may similarly disclose non-GAAP financial information on the related conference call. These financial measures are not recognized measures under GAAP and are not intended to be and should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. The Company discloses these non-GAAP financial measures because it believes that they provide investors an additional analytical tool to clarify its results of operations and identify underlying trends. Additionally, the Company believes that these measures may also help investors compare its performance on a consistent basis across time periods. Additional details on our non-GAAP measures and the tables reconciling these measures to the most directly comparable GAAP measure are provided below.

Adjusted EBITDA

For fiscal 2022, the Company defined adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for items not considered as part of the Company's normal recurring operations. Starting in fiscal 2023, the Company defines adjusted EBITDA as net income (loss) before interest expense, interest income, income taxes, depreciation and amortization, adjusted for stock-based compensation expense and items not considered normal recurring operations. Prior year amounts have been restated to include an adjustment for stock-based compensation expense.

Adjusted Free Cash Flow

The Company defines adjusted free cash flow as net cash provided by (used in) operating activities less capital expenditures, adjusted for items not considered normal recurring operations.

Adjusted Net Income (Loss)

The Company defines adjusted net income (loss) as net income (loss), adjusted for items that affect trends in underlying performance from year to year and are not considered normal recurring operations, including the income tax effect on the adjustments utilizing the effective tax rate.

We disclose any campus adjustments as direct costs (net of any corporate allocations). Management utilizes adjusted figures as performance measures internally for operating decisions, strategic planning, annual budgeting and forecasting. For the periods presented, this includes acquisition-related costs for both announced and potential acquisitions, integration costs for completed acquisitions, costs related to the purchase of our campuses, start-up costs associated with the Austin, TX and Miramar, FL campus openings and other program expansions, lease accounting adjustments resulting from the purchase of our Lisle, Illinois campus and our campus consolidation efforts, impairment charges related to intangible assets, the income tax benefit recorded as a result of the CARES Act, and severance expenses due to the CEO transition. To obtain a complete understanding of our performance, these measures should be examined in connection with net income (loss) and net cash provided by (used in) operating activities, determined in accordance with GAAP, as presented in the financial statements and notes thereto included in the annual and quarterly filings with the Securities and Exchange Commission (“SEC”). Because the items excluded from these non-GAAP measures are significant components in understanding and assessing our financial performance under GAAP, these measures should not be considered to be an alternative to net income (loss) or net cash provided by (used in) operating activities as a measure of our operating performance or liquidity. Exclusion of items in the non-GAAP presentation should not be construed as an inference that these items are unusual, infrequent or non-recurring. Other companies, including other companies in the education industry, may define and calculate non-GAAP financial measures differently than we do, limiting their usefulness as a comparative measure across similarly titled performance measures presented by other companies. A reconciliation of the historical non-GAAP financial measures to the most directly comparable GAAP measures is provided below and investors are encouraged to review the reconciliations.

Forward Looking Statements

All statements contained in this press release and the related conference call, other than statements of historical fact, are "forward-looking" statements within the meaning of the safe harbor from civil liability provided for such statements by the Private Securities Litigation Reform Act of 1995 (set forth in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended). These forward-looking statements which address our expected future business and financial performance, may contain words such as "goal," "target," "future," "estimate," "expect," "anticipate," "intend," "plan," "believe," "seek," "project," "may," "should," "will," the negative form of these expressions or similar expressions. Examples of forward-looking statements include, among others, statements regarding (1) the Company’s expectation that it will meet its fiscal year 2023 guidance for new student start growth (decline), revenue growth, Adjusted net income, Adjusted EBITDA and Adjusted Free Cash Flow; (2) expectation that it will continue to expand its value proposition and build a business that can grow in low-to-mid single digits with potential upside, regardless of the economic environment; (3) the Company’s expectation that it will succeed in new campus launches next year; and (4) the Company’s expectation of the successful integration of the Concorde acquisition. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on the Company’s current beliefs, expectations and assumptions regarding the future of its business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could affect our actual results include, among other things, impacts related to the COVID-19 pandemic, changes to federal and state educational funding, changes to regulations or agency interpretation of such regulations affecting the for-profit education industry, possible failure or inability to obtain regulatory consents and certifications for new or modified campuses or instruction, potential increased competition, changes in demand for the programs we offer, increased investment in management and capital resources, failure to comply with the restrictive covenants and our ability to pay the amounts when due under the Credit Agreement with Fifth Third Bank, National Association, the effectiveness of our student recruiting, advertising and promotional efforts, changes to interest rates and unemployment, general economic and political conditions, the adoption of new accounting standards, and other risks that are described from time to time in our public filings. Further information on these and other potential factors that could affect the financial results or condition may be found in the company's filings with the SEC. Any forward-looking statements made by us in this press release and the related conference call are based only on information currently available to us and speak only as of the date on which it is made. We expressly disclaim any obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, changes in expectations, any changes in events, conditions or circumstances, or otherwise.

Social Media Disclosure

Universal Technical Institute, Inc uses its websites (https://www.uti.edu/, https://concorde.edu, and https://investor.uti.edu/) and LinkedIn pages (https://www.linkedin.com/school/universal-technical-institute/ and https://www.linkedin.com/school/concorde-career-colleges/) as channels of distribution of information about its programs, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and the Company may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company's website and its social media accounts in addition to following the company's press releases, SEC filings, public conference calls, and webcasts.

About Universal Technical Institute, Inc.

Universal Technical Institute, Inc. (NYSE: UTI) was founded in 1965 and is a leading workforce solutions provider of transportation, skilled trades and healthcare education programs, whose mission is to serve students, partners, and communities by providing quality education and support services for in-demand careers across a number of highly-skilled fields. The Company is comprised of two divisions: Universal Technical Institute ("UTI") and Concorde Career Colleges ("Concorde"). UTI operates 16 campuses located in 9 states and offers a wide range of transportation and skilled trades technical training programs under brands such as UTI, MIAT College of Technology, Motorcycle Mechanics Institute, Marine Mechanics Institute and NASCAR Technical Institute. Concorde operates across 17 campuses in 8 states, offering programs in the Allied Health, Dental, Nursing, Patient Care and Diagnostic fields. For more information, visit www.uti.edu or www.concorde.edu, or visit us on LinkedIn at @UniversalTechnicalInstitute and @Concorde Career Colleges or on Twitter @news_UTI or @ConcordeCareer.

Company Contact:
Troy R. Anderson
Chief Financial Officer
Universal Technical Institute, Inc.
(623) 445-9365

Media Contact:
Mark Brenner
Vice President, Corporate Affairs & Communications
Universal Technical Institute, Inc.
(623) 445-0872

Investor Relations Contact:
Matt Glover or Jackie Keshner
Gateway Group, Inc.
(949) 574-3860
UTI@gatewayir.com

(Tables Follow)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Revenues	$153,286	$100,966	$437,110	$308,127
Operating expenses:
Educational services and facilities	88,377	53,216	236,715	150,326
Selling, general and administrative	64,246	45,796	189,335	138,892
Total operating expenses	152,623	99,012	426,050	289,218
Income from operations	663	1,954	11,060	18,909
Other (expense) income:
Interest income	1,632	68	4,260	88
Interest expense	(2,957)	(552)	(7,017)	(1,251)
Other income (expense), net	89	(291)	540	(336)
Total other expense, net	(1,236)	(775)	(2,217)	(1,499)
(Loss) income before income taxes	(573)	1,179	8,843	17,410
Income tax benefit (expense)	64	(336)	(3,224)	5,609
Net (loss) income	$(509)	$843	$5,619	$23,019
Preferred stock dividends	(1,263)	(1,296)	(3,791)	(3,913)
(Loss) income available for distribution	(1,772)	(453)	1,828	19,106
Income allocated to participating securities	—	—	(684)	(7,272)
Net (loss) income available to common shareholders	$(1,772)	$(453)	$1,144	$11,834

Earnings per share:
Net (loss) income per share - basic	$(0.05)	$(0.01)	$0.03	$0.36
Net (loss) income per share - diluted	$(0.05)	$(0.01)	$0.03	$0.35

Weighted average number of shares outstanding:
Basic	34,067	33,257	33,956	33,032
Diluted	34,067	33,257	34,402	33,550

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except par value and per share amounts)
(Unaudited)

	June 30, 2023	September 30, 2022
Assets
Cash and cash equivalents	$110,511	$66,452
Restricted cash	3,572	3,544
Held-to-maturity investments	—	28,918
Receivables, net	25,156	16,450
Notes receivable, current portion	5,964	5,641
Prepaid expenses	11,153	6,139
Other current assets	8,123	8,809
Total current assets	164,479	135,953
Property and equipment, net	266,238	214,292
Goodwill	28,459	16,859
Intangible assets, net	19,148	14,215
Notes receivable, less current portion	29,930	30,231
Right-of-use assets for operating leases	182,111	132,038
Deferred tax asset, net	5,231	3,365
Other assets	11,140	5,958
Total assets	$706,736	$552,911
Liabilities and Shareholders’ Equity
Accounts payable and accrued expenses	$64,898	$66,680
Dividends payable	1,263	—
Deferred revenue	57,484	54,223
Operating lease liability, current portion	21,290	12,959
Long-term debt, current portion	2,478	1,115
Other current liabilities	3,522	2,745
Total current liabilities	150,935	137,722
Operating lease liability	170,886	129,302
Long-term debt	160,225	66,423
Other liabilities	4,562	4,067
Total liabilities	486,608	337,514
Commitments and contingencies
Shareholders’ equity:
Common stock, $0.0001 par value, 100,000 shares authorized, 34,151 and 33,857 shares issued	3	3
Preferred stock, $0.0001 par value, 10,000 shares authorized; 676 shares of Series A Convertible Preferred Stock issued and outstanding, liquidation preference of $100 per share	—	—
Paid-in capital - common	151,426	148,372
Paid-in capital - preferred	66,481	66,481
Treasury stock, at cost, 82 shares	(365)	(365)
Retained earnings (deficit)	521	(1,307)
Accumulated other comprehensive income	2,062	2,213
Total shareholders’ equity	220,128	215,397
Total liabilities and shareholders’ equity	$706,736	$552,911

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Nine Months Ended June 30,
	2023	2022
Cash flows from operating activities:
Net income	$5,619	$23,019
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Depreciation and amortization	18,649	12,124
Amortization of right-of-use assets for operating leases	15,439	12,636
Bad debt expense	1,447	2,077
Stock-based compensation	3,815	3,273
Deferred income taxes	2,594	(6,283)
Training equipment credits earned, net	1,299	(921)
Unrealized (loss) gain on interest rate swap	(151)	1,368
Other (gains) losses, net	(197)	537
Changes in assets and liabilities:
Receivables	(2,869)	(8,234)
Prepaid expenses	(3,293)	(1,439)
Other assets	623	(621)
Notes receivable	(22)	956
Accounts payable, accrued expenses and other current liabilities	(13,949)	1,275
Deferred revenue	(16,884)	(16,809)
Operating lease liability	(16,094)	(10,778)
Other liabilities	(759)	(4,274)
Net cash (used in) provided by operating activities	(4,733)	7,906
Cash flows from investing activities:
Cash paid for acquisitions, net of cash acquired	(16,381)	(26,514)
Purchase of property and equipment	(48,847)	(69,608)
Proceeds from maturities of held-to-maturity securities	29,000	—
Return of capital contribution from unconsolidated affiliate	—	188
Net cash used in investing activities	(36,228)	(95,934)
Cash flows from financing activities:
Proceeds from revolving credit facility	90,000	—
Proceeds from term loan	—	38,000
Debt issuance costs for long-term debt	(484)	(355)
Payment of preferred stock cash dividend	(2,528)	(2,617)
Payments on term loans and finance leases	(1,179)	(19,004)
Payment of payroll taxes on stock-based compensation through shares withheld	(761)	(633)
Net cash provided by financing activities	85,048	15,391
Change in cash, cash equivalents and restricted cash	44,087	(72,637)
Cash and cash equivalents, beginning of period	66,452	133,721
Restricted cash, beginning of period	3,544	12,256
Cash, cash equivalents and restricted cash, beginning of period	69,996	145,977
Cash and cash equivalents, end of period	110,511	70,713
Restricted cash, end of period	3,572	2,627
Cash, cash equivalents and restricted cash, end of period	$114,083	$73,340

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Financial Summary by Segment and Consolidated

	Three Months Ended June 30, 2023				Three Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$100,852	$52,434	$—	$153,286	$100,966	$—	$—	$100,966
Total operating expenses	92,716	50,493	9,414	152,623	89,577	—	9,435	99,012
Net income (loss)	6,795	2,028	(9,332)	(509)	10,859	—	(10,016)	843

	Nine Months Ended June 30, 2023				Nine Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated	UTI	Concorde	Corporate	Consolidated
Revenue	$313,985	$123,125	$—	$437,110	$308,127	$—	$—	$308,127
Total operating expenses	276,232	115,721	34,097	426,050	257,997	—	31,221	289,218
Net income (loss)	34,755	7,531	(36,667)	5,619	48,950	—	(25,931)	23,019

Major Expense Categories by Segment and Consolidated

	Three Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$45,819	$27,153	$4,442	$77,414
Bonus expense	1,320	1,184	690	3,194
Stock-based compensation	280	—	253	533
Total compensation and related costs	$47,419	$28,337	$5,385	$81,141

Advertising expense	$13,346	$5,790	$—	$19,136
Occupancy expense, net of subleases	7,380	5,816	153	13,349
Depreciation and amortization	5,119	1,531	3	6,653
Professional and contract services expense	2,951	368	1,854	5,173

	Three Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$40,796	$—	$4,411	$45,207
Bonus expense	3,278	—	840	4,118
Stock-based compensation	253	—	780	1,033
Total compensation and related costs	$44,327	$—	$6,031	$50,358

Advertising expense	$13,925	$—	$—	$13,925
Occupancy expense, net of subleases	8,977	—	173	9,150
Depreciation and amortization	4,545	—	16	4,561
Professional and contract services expense	2,744	—	1,935	4,679

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
SELECTED SUPPLEMENTAL FINANCIAL INFORMATION BY SEGMENT
(In thousands)
(Unaudited)

Major Expense Categories by Segment and Consolidated

	Nine Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$134,140	$62,132	$14,707	$210,979
Bonus expense	8,854	1,852	2,808	13,514
Stock-based compensation	1,176	—	2,639	3,815
Total compensation and related costs	$144,170	$63,984	$20,154	$228,308

Advertising expense	$40,874	$13,572	$—	$54,446
Occupancy expense, net of subleases	23,352	13,644	436	37,432
Depreciation and amortization	14,990	3,637	22	18,649
Professional and contract services expense	8,934	640	7,080	16,654

	Nine Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated
Salaries, benefits and tax expense	$119,264	$—	$13,712	$132,976
Bonus expense	10,031	—	2,952	12,983
Stock-based compensation	627	—	2,721	3,348
Total compensation and related costs	$129,922	$—	$19,385	$149,307

Advertising expense	$40,353	$—	$—	$40,353
Occupancy expense, net of subleases	27,720	—	511	28,231
Depreciation and amortization	12,077	—	47	12,124
Professional and contract services expense	6,675	—	7,935	14,610

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income (Loss) to EBITDA and Adjusted EBITDA

	Three Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$6,795	$2,028	$(9,332)	$(509)
Interest income	(2)	(176)	(1,454)	(1,632)
Interest expense	1,363	89	1,505	2,957
Income tax benefit	—	—	(64)	(64)
Depreciation and amortization	5,121	1,531	3	6,655
EBITDA	13,277	3,472	(9,342)	7,407
Acquisition related costs	—	—	221	221
Integration related costs for acquisitions	166	319	712	1,197
Stock-based compensation expense	280	—	253	533
Start-up costs for new campuses and program expansion	1,890	198	—	2,088
Adjusted EBITDA, non-GAAP	$15,613	$3,989	$(8,156)	$11,446

	Three Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$10,859	$—	$(10,016)	$843
Interest income	(1)	—	(67)	(68)
Interest expense	552	—	—	552
Income tax expense	—	—	336	336
Depreciation and amortization	4,545	—	16	4,561
EBITDA	15,955	—	(9,731)	6,224
Acquisition related costs	—	—	314	314
Integration related costs for acquisitions	702	—	—	702
Stock-based compensation expense	253	—	780	1,033
Start-up costs for new campuses and program expansion	3,169	—	—	3,169
Facility lease accounting adjustments	547	—	—	547
Adjusted EBITDA, non-GAAP	$20,626	$—	$(8,637)	$11,989

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	Nine Months Ended June 30, 2023
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$34,755	$7,531	$(36,667)	$5,619
Interest income	(9)	(340)	(3,911)	(4,260)
Interest expense	3,223	212	3,582	7,017
Income tax expense	—	—	3,224	3,224
Depreciation and amortization	14,990	3,637	22	18,649
EBITDA	52,959	11,040	(33,750)	30,249
Acquisition related costs	—	—	2,318	2,318
Integration related costs for acquisitions	482	843	1,980	3,305
Stock-based compensation expense	1,176	—	2,639	3,815
Start-up costs for new campuses and program expansion	4,965	424	—	5,389
Adjusted EBITDA, non-GAAP	$59,582	$12,307	$(26,813)	$45,076

	Nine Months Ended June 30, 2022
	UTI	Concorde	Corporate	Consolidated
Net income (loss)	$48,950	$—	$(25,931)	$23,019
Interest income	(6)	—	(82)	(88)
Interest expense	1,251	—	—	1,251
Income tax benefit	—	—	(5,609)	(5,609)
Depreciation and amortization	12,077	—	47	12,124
EBITDA	62,272	—	(31,575)	30,697
Acquisition related costs	—	—	3,223	3,223
Integration related costs for acquisitions	903	—	—	903
Stock-based compensation expense	627	—	2,721	3,348
Start-up costs for new campuses and program expansion	7,466	—	—	7,466
Facility lease accounting adjustments	(461)	—	—	(461)
Adjusted EBITDA, non-GAAP	$70,807	$—	$(25,631)	$45,176

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL INFORMATION
(In thousands)
(Unaudited)

Reconciliation of Net (Loss) Income to Adjusted Net Income

	Three Months Ended June 30,		Nine Months Ended June 30,
	2023	2022	2023	2022
Net (loss) income	$(509)	$843	$5,619	$23,019
Add back: Income tax (benefit) expense	(64)	336	3,224	(5,609)
(Loss) income before income taxes	(573)	1,179	8,843	17,410
Adjustments:
Acquisition related costs	221	314	2,318	3,223
Integration related costs for acquisitions	1,196	702	3,306	903
Start-up costs for new campuses and program expansion	2,088	3,169	5,388	7,466
Facility lease accounting adjustments	—	547	—	(461)
Adjusted income before income taxes	2,932	5,911	19,855	28,541
Income tax effect: (expense) benefit	(947)	(248)	(6,155)	(1,199)
Adjusted net income, non-GAAP	$1,985	$5,663	$13,700	$27,342

GAAP effective income tax rate (1)	32.3%	4.2%	31.0%	4.2%

(1) The GAAP effective tax rate for the three and nine months ended June 30, 2023 has been adjusted to remove the impact of the Concorde acquisition related costs. The GAAP effective tax rate for the three months ended June 30, 2022 has been adjusted to reflect the normalized annual rate excluding the items noted in nine month rate. The GAAP effective tax rate for the nine months ended June 30, 2022 has been adjusted to remove the impact from the MIAT purchase accounting adjustments for deferred tax liabilities and the reversal of the valuation allowance, both of which created a net tax benefit for the periods.

Reconciliation of Net Cash (Used in) Provided by Operating Activities to Adjusted Free Cash Flow

	Nine Months Ended June 30,
	2023	2022
Net cash (used in) provided by operating activities, as reported	$(4,733)	$7,906
Purchase of property and equipment	(48,847)	(69,608)
Free cash flow, non-GAAP	(53,580)	(61,702)
Adjustments:
Purchase of Lisle, Illinois campus	—	28,479
Purchase of Orlando, Florida campus	26,156	—
Acquisition related costs paid	2,286	3,517
Integration related costs paid	2,682	744
Cash outflow for acquisition integration property and equipment	612	—
Cash outflow for start-up costs for new campuses and program expansion	5,388	4,415
Cash outflow for property and equipment for new campuses and program expansion	14,881	20,930
Facility lease accounting adjustments	—	575
Severance payment due to CEO transition	—	32
Adjusted free cash flow, non-GAAP	$(1,575)	$(3,010)

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2023 GUIDANCE
(In thousands)
(Unaudited)

For each of the non-GAAP reconciliations provided for fiscal 2023 guidance, we are reconciling to the midpoint of the guidance range. The adjustments reflected below for fiscal 2023 are illustrative only and may change throughout the year, both in amount or the adjustments themselves.

Reconciliation of Net Income to EBITDA and Adjusted EBITDA for Fiscal 2023 Guidance

Updated
Twelve Months Ended
September 30,
2023
Net income	~ $10,500
Interest (income) expense, net	~ 4,250
Income tax (benefit) expense	~ 5,600
Depreciation and amortization	~ 25,400
EBITDA	~ $45,750
Acquisition related costs	~ $2,750
Integration related costs for acquisitions	~ 4,250
New campus & program expansion start-up costs	~ 5,900
Stock-based compensation	~ 4,350
Adjusted EBITDA, non-GAAP	~ $63,000
FY 2023 Guidance Range	$62,000 - $64,000

Reconciliation of Net Cash Provided by Operating Activities to Adjusted Free Cash Flow for Fiscal 2023 Guidance

Updated
Twelve Months Ended
September 30,
2023
Net cash provided by operating activities	~ $45,100
Purchase of property and equipment	~ (59,000)
Free cash flow, non-GAAP	~ $(13,900)
Adjustments:
Campus purchase	~ 26,200
Acquisition related costs paid	~ 2,750
Integration related costs for acquisitions	~ 4,250
Cash outflow for acquisition integration property and equipment	~ 800
New campus & program expansion start-up costs	~ 5,900
Cash outflow for new campus & program expansion property and equipment	~ 19,000
Adjusted free cash flow, non-GAAP	~ $45,000
FY 2023 Guidance Range	$44,000 - $46,000

UNIVERSAL TECHNICAL INSTITUTE, INC. AND SUBSIDIARIES
RECONCILIATION OF GAAP FINANCIAL INFORMATION TO NON-GAAP FINANCIAL
INFORMATION FOR FISCAL 2023 GUIDANCE
(In thousands)
(Unaudited)

Reconciliation of Net Income to Adjusted Net Income for Fiscal 2023 Guidance

Updated
Twelve Months Ended
September 30,
2023
Net income	~ $10,500
Add back: Income tax expense(1)	~ 5,600
Income before income taxes	~ 16,100
Adjustments:
Acquisition related costs	~ $2,750
Integration related costs for acquisitions	~ 4,250
New campus & program expansion start-up costs	~ 5,900
Adjusted income before income taxes	~ $29,000
Income tax effect: (expense)(1)	~ (10,500)
Adjusted net income, non-GAAP	~ $18,500
FY 2022 Guidance Range	$17,000 - $20,000

(1)     An estimated GAAP effective tax rate of 35.0% has been used to compute the adjusted net income for fiscal 2023 which removes the impact of the Concorde acquisition related costs.